Exhibit 99.1
McDonald's Appoints Skye Anderson as President of McDonald's USA

Proven McDonald's executive to lead the Company’s largest market, advancing growth strategy across the U.S. and strengthening value and experience

Brings deep operational expertise, strong financial leadership and a proven track record of driving performance across major markets and geographies.

CHICAGO, August 4, 2026 — McDonald's Corporation today announced that Skye Anderson, a Company executive with more than 26 years of McDonald’s experience, has been appointed President, McDonald's USA, effective today. Her appointment reflects the Company’s focus on improving everyday restaurant experience, strengthening value offerings for customers and driving long-term profitable growth across the U.S. business. In this role, Anderson will oversee nearly 14,000 restaurants across the United States and lead the Company's largest market as the organization advances McDonald's > NEXT, its strategy to be customers' first choice while unlocking growth and productivity across the System.

Anderson succeeds Joe Erlinger, who has decided to leave the Company after more than two decades with McDonald's, including almost seven years leading the U.S. business.

Anderson’s appointment follows a deliberate leadership transition plan initiated earlier this year with her return to McDonald’s USA as Chief Operating Officer, with the goal of helping ensure continuity and to prepare her to lead the Company’s largest market.

“Skye combines deep operational discipline with strong financial judgment and has earned the trust of Owner/Operators, suppliers and employees,” said Chris Kempczinski, Chairman and Chief Executive Officer, McDonald's Corporation. “I've had the opportunity to work closely with Skye throughout much of her career, and I've repeatedly turned to her to lead some of our most important businesses and transformation efforts because she’s a proven change agent who can act with urgency to mobilize our System.”

"As we bring McDonald's > NEXT to life, the U.S. business has a critical role to play in translating our ambition into action for customers, crew and Owner/Operators," added Kempczinski. “Having led the U.S. business myself, I understand the opportunities and challenges ahead. Skye knows that great strategies only matter if they create better outcomes in restaurants. I look forward to working closely with her and the U.S. leadership team to help accelerate performance and unlock the significant opportunity in front of us, and I have tremendous confidence that she is the ideal leader for this next phase of our U.S. business.”

Anderson’s Experience Across the McDonald’s System

Few leaders have worked across as many parts of the McDonald's System as Anderson. Her career reflects the breadth of the McDonald's System and gives her a unique perspective on the dynamics of the U.S. business and the opportunities ahead. Her experience spans finance leadership in Australia, field and zone leadership across the United States, the creation of the Company’s Global Business Services and, most recently, leadership of U.S. operations as Chief Operating Officer.

Anderson has helped drive results while leading through periods of transformation and growth. Over a four-year tenure as head of the U.S. West Zone, she helped support strategic initiatives that modernized a base of more than 5,700 restaurants, drove comparable sales growth of more than 30 percent, and increased average restaurant unit cash flow by $100,000. She has repeatedly demonstrated an ability to translate strategy into execution and deliver results across different parts of our business.

"McDonald's has always been at its best when we harness the strength of our unique System to serve customers and communities," said Anderson. "I am honored to lead the U.S. business and build on the strong foundation already in place. Together with our Owner/Operators, suppliers and employees, we'll remain focused on serving great food,

Exhibit 99.1
delivering exceptional experiences, earning the right to be our customers' first choice and bringing McDonald's > NEXT to life across our restaurants every day."

Recognizing Erlinger's Contributions

Kempczinski also recognized Erlinger's significant contributions to McDonald's.

"Joe has made a tremendous impact on McDonald's throughout his more than 20-year career," said Kempczinski. "As President of McDonald's USA, he helped guide the business through a period of significant change while strengthening our digital capabilities, franchise system and operational foundation. Joe leaves an indelible mark on our culture and business, and we are grateful for his leadership and contributions.”

Erlinger will work closely with Anderson to ensure a seamless leadership transition and serve as an advisor until early 2027.

About McDonald’s
McDonald's is the world's leading global foodservice retailer with over 45,000 locations in over 100 countries. Approximately 95% of McDonald's restaurants worldwide are owned and operated by independent local business owners.